Exhibit 10.13

LIFELOCK, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR

Agreement

1. Grant of Option. LifeLock, Inc., a Delaware corporation (the “Company”), hereby grants, as of                 , 20     (“Date of Grant”), to                 (the “Optionee”) an option (the “Option”) to purchase up to                 shares of the Company’s voting common stock, $0.001 par value per share (the “Shares”), at an exercise price per share equal to $            (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s Amended and Restated 2006 Incentive Compensation Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Section 6 or Section 10 of this Agreement, or in the Plan, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has vested and become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, for the exercisable portions at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date
%
%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice to the Secretary of the Company, in any form as the Company may require from time to time, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash, (b) check, (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6. Termination of Option. Any unexercised vested portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a) unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than (i) by the Company or a Related Entity for Cause, (ii) by reason of a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (iii) by reason of the death of the Optionee;

(b) immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(c) 12 months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(d) (i) 12 months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (ii) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Section 6(c) hereof; or

(e) the ten-year anniversary of the date as of which the Option is granted.

7. Restrictions While Stock is Not Registered.

(a) Restricted Shares. Any Shares acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups, or the like, shall be subject to the provisions of this Section 7 at all times, and only at those times, that shares of the Company’s Voting Common Stock are not registered under the Securities Exchange Act of 1934, as amended (such times during which the Shares are not so registered sometimes hereinafter being referred to as the “Restricted Period”), and are during the Restricted Period hereinafter referred to as “Restricted Shares.”

(b) Right of First Refusal on Behalf of the Company. Optionee understands and agrees that the Restricted Shares are subject to a right of first refusal in favor of the Company as set forth in the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). The Optionee understands and agrees that Optionee cannot sell, pledge, or transfer any Restricted Shares without complying with the provisions set forth in the Bylaws.

(c) Involuntary Transfer Repurchase Option. Whenever, during the Restricted Period, the Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer, lien, or charge upon any of the Restricted Shares, whether by operation of law or otherwise, the Optionee shall give immediate written notice thereof to the Company. Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee. In either case, the Optionee agrees to disclose forthwith to the Company all pertinent information in his or her possession relating thereto. If during the Restricted Period any of the Restricted Shares are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Shares upon notice by the Company to the Optionee or other record holder at a price and on terms determined according to Section 7(d) below, and any of the Restricted Shares so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.

(d) Repurchase Price. For purposes of Section 7(c) hereof, the per share purchase price of Restricted Shares shall be an amount equal to the fair market value of such share, determined by the Committee as of any date determined by the Committee that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Shares. Any determination of fair market value made by the Committee shall be binding and conclusive on all parties unless shown to have been made in an arbitrary and capricious manner. The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (the “Restricted Share Acquisition Date”) of the Restricted Shares, together with interest on the unpaid balance thereof at the rate equal to the prime rate of interest as quoted in the Wall Street Journal on the Restricted Share Acquisition Date.

(e) Voting Rights. As a condition to the Optionee’s exercise of any Option pursuant to this Agreement, the Company may in its discretion require that the Optionee enter into a voting agreement that grants the Company the voting rights for all Shares acquired pursuant to the exercise of such Options, until the end of the Restricted Period, such voting agreement to be in such form as the Company reasonably may request.

(f) Legends. The certificate or certificates representing any Restricted Shares acquired pursuant to the exercise of this Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL AND REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

8. Transferability. The Option granted hereby may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party, or assigned or transferred by the Optionee otherwise than as set forth in the Plan. Upon any attempt to transfer, assign, negotiate, pledge, or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment, or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

9. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10. Acceleration of Exercisability of Option. In the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during Optionee’s Continuous Service, there is a “Change in Control” as defined in Section 9 of the Plan and the Company or a successor corporation terminates the Optionee’s employment in the Company or such successor corporation other than for Cause within 12 months following such Change in Control, the Option shall be accelerated so that     % of the number of Shares not already vested pursuant to Section 3 hereof as of the date of such termination shall become vested and immediately exercisable.

11. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

12. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the state of Delaware.

13. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 60 E. Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

15. Market Stand-Off Agreement. In connection with the initial public offering of securities of the Company and upon request of the Company or the underwriters managing such offering of the Company’s securities, Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Shares or any other securities of the Company held by Optionee, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement relating to such initial public offering as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Optionee acknowledges that in order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Shares and any other securities held by Optionee. Optionee agrees that prior to the Company’s initial public offering, Optionee will not transfer the Shares or any other securities of the Company held by the Optionee unless each transferee agrees in writing to be bound by the provisions of this Section 15 and acknowledges that all stock certificates issued to Optionee and any transferees will bear a legend referring to this covenant.

16. Optionee’s Representations. In the event that the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached to this Agreement as Exhibit A or in such other form as the Company may request.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the     day of                     .

COMPANY:

LIFELOCK, INC.

By:
Todd Davis, Chairman, President and Chief Executive Officer

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated: , 20	OPTIONEE:

By:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

COMPANY:

SECURITY:     VOTING COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b) I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register any transfer of the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company.

(d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to

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the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker or in a riskless principal transaction (as said terms are defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, (2) the availability of certain public information about the Company, and (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker or in a riskless principal transaction (as said terms are defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Signature of Purchaser:

Date:

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